Selective Logo

Selective Insurance
40 Wantage Avenue
Branchville, New Jersey 07890
www.selective.com

For release on April 5, 2004 at 4:15 p.m. (EST)

Media Contact: Sharon Cooper

973-948-1324, sharon.cooper@selective.com

Investor Contact: Dale Thatcher

973-948-1774, dale.thatcher@selective.com

Conversion Rights Now Effective on

Selective Insurance Group Convertible Notes

Branchville, NJ - April 5, 2004 - Selective Insurance Group, Inc. (NASDAQ: SIGI) today announced that commencing April 1, 2004, the Company's senior convertible notes due 2032 are convertible into the Company's common stock pursuant to the terms of the notes. The conversion condition was met when the Company's common stock traded above the conversion trigger price of $35.15 for more than 20 of the last 30 trading days in the first quarter 2004.

The notes, which had a principal balance of $116 million as of Dec. 31, 2003, will be convertible into shares of the Company's common stock until June 30, 2004, unless conditions for conversion continue to be met in the future. As a result of this event approximately 3.9 million shares will be included in the Company's diluted earnings per share calculation in the first quarter of 2004, and thereafter for as long as the conditions for conversion are met.

For each $380.12 principal note surrendered for conversion, a holder will receive 12.9783 shares of Selective Insurance Group common stock, subject to adjustment as provided in the indenture.

Selective Insurance Group, Inc., headquartered in Branchville, New Jersey, is a holding company for six property and casualty insurance companies that offer primary and alternative market insurance for commercial and personal risks. The insurance companies are rated "A+" (Superior) by A.M. Best. Through other subsidiaries, the company offers medical claim management services; human resources administration services; risk management products and services; and flood insurance policy, administration and claim services. Selective maintains a website at www.selective.com

This press release contains certain statements that are not historical facts and are considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which can be identified by terms such as may, will, could, would, should, expect, plan, anticipate, target, project, intend, believe, estimate, predict, potential, seek, likely, or continue or other comparable terminology. Such forward-looking statements relate to our intentions, beliefs, projections, estimations or forecasts of future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from those expressed or implied by the forward looking statements.  These statements are only predictions and we can give no assurance that such expectations will prove to be correct. These risks and uncertainties include, but are not limited to:

  The frequency and severity of catastrophic events, including hurricanes, tornadoes, windstorms, earthquakes, hail, severe winter weather, fires, explosions and terrorism

  Adverse economic, market or regulatory conditions;

  Our concentration in a number of east coast and Midwestern states

  The adequacy of loss reserves;

  Reinsurance costs and availability;

  Our ability to collect on reinsurance and the solvency of Selective's reinsurers;

  Uncertainties related to insurance rate increases and business retention;

  Changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states particularly changes in New Jersey automobile insurance laws and regulations;

  Our ability to maintain favorable ratings from A.M. Best, Standard & Poor's, Moody's and Fitch; and

  Fluctuations in interest rates and the performance of the financial markets;

  Our entry into new markets and businesses; and

  Other risks and uncertainties we identify in filings with the Securities and Exchange Commission, including, but not limited to the Annual Report on Form 10-K; although we do not promise to update such forward-looking statements to reflect actual results or changes in assumptions or other factors that could affect these statements.

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